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   EXHIBIT 23

                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File No. 33-57075 and File No. 33-41161).



                                              Arthur Andersen LLP

   Chicago, Illinois
   March 27, 1997